FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                         PETER KIEWIT SONS', INC.
           (Exact name of registrant as specified in its charter)

Delaware										                                            47-0210602
(State of incorporation) 							                        (I.R.S. Employer
                                                     Identification No.)
1000 Kiewit Plaza
Omaha, Nebraska										                                          68131
(Address of principal									                                (Zip code)
 executive offices)

                           PETER KIEWIT SONS', INC.
                           EMPLOYEE OWNERSHIP PLAN
                          (Full title of the plan)

                           Kenneth D. Gaskins, Esq.
                           Peter Kiewit Sons', Inc.
                             1000 Kiewit Plaza
                           Omaha, Nebraska   68131
                               (402) 342-2052
                    (Name, address and telephone number
                             of agent for service)



                        Calculation of Registration Fee

                                      Proposed
                                      Maximum	       Proposed
                          Amount		    Offering		     Maximum    Amount of
Title of Securities			    to be		     Price Per	     Offering		 Registration
to be Registered				      Registered	 Share		        Price	   	 Fee
____________________________________________________________________________

Class C Construction		    	300,000	  	$40.00	    	$12,000,000   	$3,636
& Mining Group         				shares
Restricted Redeemable
Convertible Exchangeable
Common Stock, par value
$.0625 per share

Class D Diversified     			100,000  		$54.25	    	$5,425,000    	$1,644
Group Convertible       			shares
Exchangeable
Common Stock, par value
$.0625 per share

	                                    							Total             			$5,280


                                   PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.

The information furnished to participants is not required to be filed with this registration statement.

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

The following documents filed with the Securities and Exchange
Commission by the Company are incorporated by reference in this registration statement:

(a) The Company's annual report on Form 10-K for the fiscal year ended December 28, 1996.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December
28, 1996.

(c)  Descriptions of the Company's Class C Construction
& Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock") and Class D Diversified Group Convertible Exchangeable Common Stock ("Class D Stock") contained in the Company's Registration Statement on Amendment No. 3 to Form S-4 filed August 7, 1995 (SEC File No. 33-60977).

All documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Class C Stock

	The description of this class of securities is incorporated by reference. See Item 3(c) above. On November 1 in each of 1993,
1994, 1995, and 1996, the Company issued Class Debentures, convertible five years after issue date into a specific number of shares of Class C Stock based on the formula price of the Class C Stock on the date of issue. In 1997, the Company intends to redeem all debentures issued in the 1993, 1994, 1995, and 1996 Series, mandatorily converting the debentures into the previously specified number of shares of Class C Stock. The 300,000 shares of Class C Stock are being registered for such conversion purposes.

Class D Stock

The description of this class of securities is incorporated by reference. See Item 3(c) above.


Item 5.  Interests of Named Experts and Counsel

The legality of the securities offered by this Prospectus have been passed upon for the Company by Kenneth D. Gaskins. Mr. Gaskins, Corporate Counsel, is an employee of the Company. Mr. Gaskins owns shares of the Company's Class D Stock, and will be offered the opportunity to purchase securities in this offering.


Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The Company's Certificate of Incorporation and By-laws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law empowers the Company to maintain insurance on behalf of officers and directors against liabilities incurred while acting in such capacities. The Company does maintain such insurance.


Item 7.  Exemption from Registration Claimed

No restricted securities are to be reoffered or resold pursuant to this registration statement.


Item 8.  Exhibits

Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit
Number    	Description

4.1	      	Certificate of Incorporation (Exhibit 3.1 to the
           Company's Annual Report on Form 10-K for 1991).

4.2      		By-laws (Exhibit 3.4 to the Company's Annual Report on
           Form 10-K for 1992).

4.3	      	Indenture dated as of July 1, 1986 between the Company
           and the predecessor of First Bank National Association Omaha as Trustee (Exhibit 4.2 to Amendment No. 1 to the Company's Form S-1 Registration Statement filed August
           11, 1986).

4.4		      Form of Stock Repurchase Agreement for Employee
           Stockholders (Exhibit 2.1 to the Company's Registration Statement on Form 8-A filed February 20, 1992).

4.5	      	Form of Agreement with respect to Convertible Debentures
           of Peter Kiewit Sons', Inc. (Exhibit 4.6 to Amendment
           No. 1 to the Company's Form S-1 Registration Statement filed August 11, 1986).

5		        Opinion of Kenneth D. Gaskins, Esq., with respect to
           legality of securities being registered.

23.1     		Consent of Coopers & Lybrand L.L.P.

23.2     		Consent of Counsel (included in Exhibit 5).


Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver
or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	The undersigned registrant hereby undertakes to deliver,
or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

(e)	The undersigned registrant hereby undertakes to transmit
or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

(f)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of issue.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the 18th of September, 1997.


                                      PETER KIEWIT SONS', INC.


                                      By: /s/ Walter Scott, Jr.
                                      Walter Scott, Jr.
                                      President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 18th day of September, 1997.



/s/ Walter Scott, Jr.	           	Chairman of the Board and President
Walter Scott, Jr.            					(principal executive officer)


/s/ Eric J. Mortensen             Controller
Eric J. Mortensen              			(principal financial and accounting officer)


/s/ Richard W. Colf              	/s/ Charles M. Harper
Richard W. Colf, Director     				Charles M. Harper, Director


/s/ James Q. Crowe            		  /s/ Richard R. Jaros
James Q. Crowe, Director	      			Richard R. Jaros, Director


/s/ Robert B. Daugherty           /s/ Tait P. Johnson
Robert B. Daugherty, Director	 			Tait P. Johnson, Director


/s/ Richard Geary                	/s/ Peter Kiewit, Jr.
Richard Geary, Director       				Peter Kiewit, Jr., Director


/s/ Bruce E. Grewcock           		/s/ Allan K. Kirkwood
Bruce E. Grewcock, Director				   Allan K. Kirkwood, Director


/s/ William L. Grewcock         		/s/ Kenneth E. Stinson
William L. Grewcock, Director				 Kenneth E. Stinson, Director


                          							/s/ George B. Toll, Jr.
                          							George B. Toll, Jr., Director






                        PETER KIEWIT SONS', INC.

                           INDEX TO EXHIBITS



Exhibit
No.		        Description of Exhibit


5		          Legal opinion of Kenneth D. Gaskins, Esq.

23.1		       Consent of Coopers & Lybrand L.L.P.